Results of Shareholder Meetings
At the special meeting of shareholders of MFS Fundamental Growth Fund, which was held on October 19, 2001, all items were passed. The final results are as follows:
ITEM 1.  To elect a Board of Trustees.
Number of Shares
Nominee                                      For          Withhold Authority
Jeffrey L. Shames                        50,242.915              0.00
John W. Ballen                           50,242.915              0.00
Lawrence H. Cohn, M.D.                   50,242.915              0.00
The Hon. Sir J. David Gibbons, KBE       50,242.915              0.00
William R. Gutow                         50,242.915              0.00
J. Atwood Ives                           50,242.915              0.00
Abby M. O'neill                          50,242.915              0.00
Lawrence T. Perera                       50,242.915              0.00
William J. Poorvu                        50,242.915              0.00
Walter E. Robb III                       50,242.915              0.00
Arnold D. Scott                          50,242.915              0.00
J. Dale Sherratt                         50,242.915              0.00
Elaine R. Smith                          50,242.915              0.00
Ward Smith                               50,242.915              0.00
ITEM 2.  To authorize the Trustees to adopt an amended and restated
Declaration of Trust
Number of Shares
For                                       50,242.915
Against                                      0.00
Abstain                                      0.00
ITEM 3. To amend, or remove certain fundamental investment policies.
Number of Shares
For                                       50,242.915
Against                                      0.00
Abstain                                      0.00
ITEM 4. To approve a new investment advisory agreement with Massachusetts Financial Services Company.
Number of Shares
For                                       50,242.915
Against                                      0.00
Abstain                                      0.00
ITEM 5. To ratify the selection of the independent public accountants for the current fiscal year.
Number of Shares
For                                       50,242.915
Against                                      0.00
Abstain                                      0.00